Consent of Ernst & Young LLP, Independent Auditors               Exhibit 23.1

We consent to the incorporation by reference in this Annual Report (Form 10-K) of CSX Corporation and subsidiaries (CSX) of our report dated February 26, 1999, included in the 1998 Annual Report to Shareholders of CSX.

We also consent to the incorporation by reference in each Form S-3 Registration Statement or Post-Effective Amendment (Registration Nos. 33-2083, 33-2084, 33-35920, 33-41236, 33-48841, 333-53191, and 333-68885), in each Form S-8
Registration Statement (Registration Nos. 33-16230, 33-25537, 33-29136, 33-37449, 33-41498, 33-41499, 33-41735, 33-41736, 33-49767, 33-57029, and
333-09213), and in each Form S-4 Registration Statement (Registration Nos. 333-19523 and 333-28523) of our report dated February 26, 1999, with respect to the consolidated financial statements of CSX incorporated by reference in this Annual Report (Form 10-K) for the fiscal year ended December 25, 1998.

                                    /s/ ERNST & YOUNG LLP

Richmond, Virginia
February 26, 1999